UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                                           Date of Report (Date of earliest event reported) November 2, 2007

ADAMS GOLF, INC.

(Exact name of registrant as specified in its charter)

Delaware 0-24583 75-2320087

(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

                                     2801 E. Plano Pkwy, Plano, Texas 75074

(Address of principal executive offices) (Zip Code)

                                                            Registrant's telephone number, including area code (302) 427-5892

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On November 2, 2007, each of Stephen R. Patchin and Paul F. Brown, Jr. resigned as a director of the registrant.

On November 5, 2007, the registrant elected John M. Gregory and Joseph R. Gregory as directors of the registrant.

Messrs. Patchin and Brown resigned, and the new directors were selected, in connection with and pursuant to the sale on November 2, 2007 by Royal Holding Company, Inc. to SJ Strategic Investments LLC and Joseph R. Gregory of 2,704,571 and 3,669,940 shares of Common Stock of the registrant, respectively. Mr. Patchin is the Chief Executive Officer of Royal Holding Company, Inc. Mr. Brown is the Vice President, Finance and Chief Financial Officer of Royal Holding Company, Inc. John M. Gregory is the Chief Manager of SJ Strategic Investments LLC. John M. Gregory and Joseph R. Gregory are brothers.

After Messrs. Patchin and Brown indicated to the registrant that they would be resigning in connection with the sale, Messrs. Gregory and Gregory indicated to the registrant that they were interested in being selected as directors of the registrant in connection with the sale to replace Messrs. Patchin and Brown. Certain of the independent directors of the registrant subsequently agreed to meet with Messrs. Gregory and Gregory to discuss and consider their potential selection as directors. Messrs. Gregory and Gregory were elected as directors of the registrant at a board meeting of the registrant on November 5, 2007. John M. Gregory will be taking the vacated seat of Mr. Patchin, which expires at the Annual Shareholders Meeting in 2008, and Joseph R. Gregory will be taking the vacated seat of Mr. Brown, which expires at the Annual Shareholders Meeting in 2010.

The registrant appointed Russell L. Fleischer as a member of the compensation committee of the registrant to fill the vacancy resulting from the resignation of Mr. Patchin. The registrant also appointed Mark R. Mulvoy to the Audit Committee.

Item 7.01 Regulation FD Disclosure.

On November 6, 2007, the registrant announced via press release the resignations and elections disclosed in this report. A copy of the press release is furnished herewith as Exhibit 99.1 hereto.

Pursuant to General Instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 and each exhibit to this report relating to Item 7.01 shall be deemed furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not intended to be deemed or considered "filed" and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before, on, or after the date hereof and notwithstanding any general incorporation language or reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description of Exhibit
99.1	Press Release dated November 6, 2007 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS GOLF, INC.

Date: November 6, 2007 By: __/s/ Eric Logan

                                          Name: Eric Logan

                                          Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
99.1	Press Release dated November 6, 2007 (furnished herewith)